Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Multistate Series 8O (Connecticut, Florida, Michigan, North Carolina, Pennsylvania and Texas Trusts):

We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 33-39368 of our opinion dated May 30, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
June 11, 1997